SETTLEMENT AGREEMENT

This **Settlement Agreement** (the "Agreement") is entered into this 9 day of May, 2011 by and between **Cycle Country Accessories Corp.** ("Cycle Country") and **Lowell G. Hancher, Jr.** ("Hancher", together with Cycle Country, collectively the "Parties" and each a "Party").

RECITALS:

WHEREAS, on August 2, 2010 (the "Petition Date"), Hancher filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code, as Case No. 10-11644-JKC-7 (the "Bankruptcy Case") in the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division (the "Bankruptcy Court");

WHEREAS, Hancher was the Chairman of the Board of Directors of Cycle Country Accessories Corp. in 2009;

WHEREAS, Cycle Country has alleged that Hancher caused certain funds to be transferred from Cycle Country to Commerce Street Venture Group ("CSVG") for the purpose of effectuating repurchase of Cycle Country's outstanding stock (the "Transfers") and that only a portion of the Transfers were used for the repurchase of Cycle Country stock;

WHEREAS, on January 24, 2011, Cycle Country filed a proof of claim in the amount of $800,000 in the Bankruptcy Case ("Proof of Claim") with respect to the Transfers;

WHEREAS, on January 24, 2011, Cycle Country initiated an adversary proceeding, Case No. 11-50023, against Debtor seeking a non-dischargeable judgment against Hancher for its damages and costs related to the Transfers (the "Adversary Proceeding");

WHEREAS, prior to filing of the Bankruptcy Case, Cycle Country filed an action in the United States District Court for the Northern District of Iowa, File No. 5:10-cv-04057-MWB (the "District Court Case");

WHEREAS, Hancher and Cycle Country have reached an agreement to settle the Adversary Proceeding and Claims (as defined herein below) without the need for further litigation.

NOW, THEREFORE, in consideration of the mutual covenants, recitals above and the agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Hancher and Cycle Country, intending to be legally bound, covenant and agree as follows:

1. **Recitals**. The above recitals shall, and hereby do, form a part of this Agreement as if restated in full herein.

2. **Claims**. The term "Claims" shall include without limitation, (a) the Transfers along with any and all damages asserted and/or arising as result thereof or any matters related thereto, including costs related to any delisting or other regulatory requirements resulting from the Transfers or otherwise, (b) the District Court Case and/or the Adversary Proceeding, including but not limited to attorneys' fees.

3. **Judgment**. In consideration for the releases contained herein and in full

satisfaction of the Claims, Hancher agrees to entry of a non-dischargeable judgment in the amount of $600,000 in favor of Cycle Country (the "Judgment") in the form of the *Agreed Entry Resolving Complaint to Determine Dischargeability and Order Approving Agreed Entry and Order for Judgment*, attached hereto and incorporated herein by reference as **Exhibit 1**. The Judgment shall not limit or determine the amount of the Proof of Claim, however the non-dischargeable portion of said Proof of Claim shall not exceed the amount of the Judgment.

4. **Satisfaction of Judgment**. The parties agree that amounts owed by Hancher under the Judgment shall be reduced by the amount, if any, that Cycle Country receives from any of the following:

a. Distributions from the Bankruptcy Case;

b. Payments under the consent decree entered in the District Court for the Northern District of Iowa, File No. 5:11-cv-04005, in favor of the United States Securities and Exchange Commission; and

c. Any payments from any promissory note or notes from OBN Holdings, Inc. payable to CSVG, or any indebtedness of OBN Holdings, Inc. to CVSG or its affiliates, which was the subject of an assignment by CSVG to Cycle Country in March of 2010. Nothing herein obligates Cycle Country to take any action whatsoever to collect on such promissory note or notes, or any such indebtedness of OBN Holdings. The validity of this Agreement, or the amount due under the Judgment, shall not be affected in any way whatsoever by any acts or omissions of Cycle Country, since the date of the assignment or in the future, including but not limited to any actions in attempting to collect or enforce its rights, or any failure to take any action with respect to the collection of such note(s) or indebtedness. If the Judgment is fully satisfied from other sources, Cycle Country shall not be entitled to any additional payment from OBN Holdings, Inc.

Cycle Country shall provide a full accounting of receipts relating to the satisfaction of the Judgment whether from any of the above sources or otherwise, no less than annually.

5. **Release**. Except for obligations hereunder and under the Judgment, Cycle Country does hereby RELEASE, ACQUIT, and FOREVER DISCHARGE Hancher and his heirs, from any and all claims, demands, and causes of action, known or unknown, accrued or unaccrued, whenever arising, related to the Transfers, the District Court Case, the Adversary Proceeding or any other matter that can be asserted against Hancher with respect to any transaction/the Claims, relationship, involvement and/or affiliation with Cycle Country.

6. **Dismissal of Iowa Cause of Action**. Within ten (10) days after the entry of the Judgment, Cycle Country shall dismiss the District Court Case, with prejudice.

7. **Effective Date**. This Agreement shall become binding, effective and enforceable upon execution hereof by both parties.

8. **Miscellaneous Provisions**:

a. Each party represents and warrants that it has the right and authority to enter into this Agreement and has consulted with its legal counsel with respect

hereto.

b. This Agreement contains the entire agreement between the Parties regarding the matters asserted therein and, except as otherwise specifically set forth herein, supersedes all prior agreements between the parties relating to the matters set forth herein.

c. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which together shall constitute one and the same instrument, and it shall constitute sufficient proof of the Agreement to present any copy, copies, or facsimiles signed by the parties to be charged.

d. The terms, provisions and conditions of this Agreement are hereby declared severable and in the event one or more of such terms are declared invalid or unenforceable for whatever reason, the remaining terms, provisions and conditions shall remain in full force and effect.

e. This Agreement shall be interpreted and construed in accordance with the laws of the State of Indiana. Each of the Parties hereby irrevocably consents to the jurisdiction of the Bankruptcy Court with respect to any action to enforce the terms and provisions of this Agreement and expressly waives any right to commence any such action in any other forum.

f. Each of the Parties, respectively, and on behalf of their successors, assigns, beneficiaries, heirs, executors, administrators and legal representatives and any other person or entity claiming by or through any of them, acknowledge and agree that the terms and conditions of this Agreement, all facts and circumstances regarding the Claims or any other dispute between the parties hereto, and the final negotiations regarding this Agreement, are strictly confidential and have not previously been and shall not in the future be disclosed, discussed or revealed to any persons, entities or organizations other than the parties hereto and their advisors, provided, however, that the Parties may reveal the terms of this Agreement to a duly appointed trustee in bankruptcy, legal and financial advisors (including accountants and tax preparers), their insurers, as a part of Cycle Country's reports filed with the Securities and Exchange Commission to the extent Cycle Country determines it is required to disclose such matters, and as may otherwise be required by federal, state or local law, rule, regulation, court or tribunal of competent jurisdiction.

g. This Agreement may only be amended in writing executed by both Parties.

IN WITNESS HEREOF, the Parties have duly executed this Agreement as of the date and year first written above.

"Hancher"

LOWELL G. HANCHER, JR.

[signature]

Date: 5-9-11

"Cycle Country"

CYCLE COUNTRY ACCESSORIES CORP.

By: [signature] CEO

Date: 9 May 2011

Exhibit 1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF INDIANA
INDIANAPOLIS DIVISION

IN THE MATTER OF: LOWELL GENE HANCHER, JR., Debtor.	Case No. 10-11644-JKC
CYCLE COUNTRY ACCESSORIES CORP., Plaintiff, vs. LOWELL GENE HANCHER, JR., Defendant.	Adversary Proceeding No. 11-50023

AGREED ENTRY RESOLVING COMPLAINT TO DETERMINE DISCHARGEABILITY

Plaintiff, Cycle Country Accessories Corp. ("Plaintiff"), and Defendant, Lowell Gene Hancher, Jr. ("Defendant"), each by counsel, submit this Agreed Entry and in support, state as follows:

1. On January 24, 2011, Plaintiff initiated this adversary proceeding by filing its Complaint to Determine Dischargeability under 11 U.S.C. §523(a) seeking a non-dischargeable judgment in excess of $800,000.

2. Plaintiff and Defendant have reached an agreement to settle their disputes without the need for further litigation.

3. Defendant hereby agrees and stipulates to entry of a non-dischargeable judgment in favor of Plaintiff in the amount of Six Hundred Thousand Dollars ($600,000.00). This Judgment shall not limit or determine the amount of Plaintiff's proof of claim (Claim No. 5) filed in the Bankruptcy Case but shall limit the amount of any non-dischargeable amount of said claim.

WHEREFORE, Cycle Country Accessories Corp. and Lowell Gene Hancher, Jr. hereby request an order approving this Agreed Entry and for all other relief deemed just and proper by the Court.

Cycle Country Accessories Corp.

By: /s/ Richard M. Malad
/s/ Michael J. Blinn
Cohen & Malad, LLP
One Indiana Square, Suite 1400
Indianapolis, Indiana 46204
Telephone: (317) 636*6481
Fax: (317) 636-2593
rmalad@cohenandmalad.com
mblinn@cohenandmalad.com

Of Counsel:
Henson & Efron, P.A.
Bruce C. Recher, #89989
220 South Sixth Street
Minneapolis, Minnesota 55402-4503
Telephone: (612) 339-2500

Lowell G. Hancher, Jr.

By: [signature]
Lowell G. Hancher, Jr.

Katz & Korin, P.C., as to form only

By: /s/ Weston E. Overturf
Weston E. Overturf, Atty. No. 27281-49
Christine K. Jacobson Atty. No. 16756-49
KATZ & KORIN, PC
334 North Senate Avenue
Indianapolis, IN 46204
317-464-1100 (tel.); 317-464-1111 (fax)
woverturf@katzkorin.com
cjacobson@katzkorin.com

Counsel for Debtor/Defendant

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF INDIANA
INDIANAPOLIS DIVISION

IN THE MATTER OF:	)	
	)	Case No. 10-11644-JKC
LOWELL GENE HANCHER, JR.,	)	
	)	
Debtor.	)	
	)	
CYCLE COUNTRY ACCESSORIES CORP.,	)	Adversary Proceeding No. 11-50023
	)	
Plaintiff,	)	
	)	
vs.	)	
	)	
LOWELL GENE HANCHER, JR.,	)	
	)	
Defendant.	)	

ORDER REGARDING AGREED ENTRY RESOLVING COMPLAINT TO DETERMINE DISCHARGEABILITY AND ORDER FOR JUDGMENT

This matter is before the Court on the "Agreed Entry Resolving Complaint to Determine Dischargeability" (the "Agreed Entry"), filed by Plaintiff, Cycle Country Accessories Corp., and Defendant, Lowell Gene Hancher, Jr., each by counsel. The Court, having considered the Agreed Entry and being duly advised, finds that the Agreed Entry is for good cause and should be **granted**.

It is therefore **ORDERED, ADJUDGED AND DECREED** that the Agreed Entry shall be and hereby is approved and that judgment shall be entered consistent with the Agreed Entry.